                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9672
matthew.frankel@verint.com

Verint Announces Strong Fourth Quarter and Annual Results and Raises Guidance

Q4 Results Ahead of Guidance; Enter FYE 2023 with Strong Cloud Momentum

Raises FYE 2023 Outlook for Revenue, Cloud Revenue Growth and Diluted EPS

MELVILLE, N.Y., March 29, 2022 - Verint® (Nasdaq: VRNT), The Customer Engagement Company™, today announced results for the three months and year ended January 31, 2022 (FYE 2022). Revenue for the three months ended January 31, 2022 was $234 million on a GAAP basis representing 4% year-over-year growth and $236 million on a non-GAAP basis also representing 4% year-over-year growth. Revenue for the year ended January 31, 2022 was $875 million on a GAAP basis representing 5% year-over-year growth and $881 million on a non-GAAP basis also representing 5% year-over-year growth. For the three months ended January 31, 2022, net loss per share was ($0.15) on a GAAP basis and diluted EPS was $0.57 on a non-GAAP basis. For the year ended January 31, 2022, net loss per share was ($0.07) on a GAAP basis and diluted EPS was $2.28 on a non-GAAP basis.

“The cloud momentum we experienced throughout last year continued into the fourth quarter driving our non-GAAP revenue and diluted EPS results ahead of our guidance. We also crossed the mid-point of our cloud transition and 61% of our new perpetual license equivalent (PLE) bookings came from SaaS in the fourth quarter. Looking ahead, we expect our cloud momentum to continue and are raising FYE 2023 guidance for revenue, cloud revenue growth and diluted EPS. We believe our revised outlook reflects improved visibility and the strength of our open cloud platform and AI differentiation,” said Dan Bodner, Verint CEO.

Bodner continued, “A year ago, around the time of the spin-off of our cyber intelligence solutions business, we discussed a new three-year plan targeting 30% compound annual cloud revenue growth and higher total revenue growth rates each year. I am pleased to report that we performed ahead of this plan in FYE 2022, the first year of the plan. We are also tracking ahead of our targets for the second and third years of the plan. As a result, we are now raising our outlook for cloud revenue growth and targeting total revenue growth to accelerate to 7% this year and to 10% next year.”

Fourth Quarter Highlights
•Non-GAAP Revenue and Diluted EPS: Ahead of our guidance
•Strong Cloud Revenue Growth: Cloud revenue grew 36% (GAAP) and 35% (non-GAAP) year-over-year
•Favorable Mix Shift: 61% of New PLE bookings came from SaaS
•Improving Visibility: Finished the year with record backlog of $722 million

Full Year FYE 2022 Highlights
•Non-GAAP Revenue and Diluted EPS: Ahead of our initial FYE 2022 guidance
•Strong Cloud Revenue Growth: Cloud revenue grew 40% (GAAP) and 37% (non-GAAP) year-over-year
•Strong Cloud Booking Metrics: New PLE bookings and mix, New SaaS ACV bookings

FYE 2023 Outlook
We are increasing our non-GAAP annual outlook for the year ending January 31, 2023, as follows:

•Revenue: $940 million +/- 2%, reflecting 7% year-over-year growth

•Cloud Revenue Growth: 30% to 32% year-over-year
•Diluted EPS: $2.50 at the midpoint of our revenue guidance, reflecting 10% year-year-year growth

Our non-GAAP outlook for the three months ending April 30, 2022 and year ending January 31, 2023 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $11 million and $41 million, for the three months ending April 30, 2022 and year ending January 31, 2023, respectively.

Our non-GAAP outlook for the three months ending April 30, 2022 and year ending January 31, 2023 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Revenue adjustments are expected to be between approximately $1 million and $3 million, and $2 million and $4 million, for the three months ending April 30, 2022 and year ending January 31, 2023, respectively.
•Stock-based compensation expenses are expected to be between approximately $17 million and $19 million, and $68 million and $74 million, for the three months ending April 30, 2022 and year ending January 31, 2023, respectively, assuming market prices for our common stock approximately consistent with current levels.
•Costs associated with modifying our workplace in response to the spin-off and COVID-19 work environment, including assumed lease terminations and abandonments, IT infrastructure costs, and other charges are expected to be between approximately $7 million and $9 million, and $20 million and $25 million, for the three months ending April 30, 2022 and year ending January 31, 2023, respectively.

Our non-GAAP FYE 2024 targets exclude any GAAP revenue adjustments.

Our non-GAAP guidance and targets do not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook and targets, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months and years ended January 31, 2022 and 2021 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3 and 4 of this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2022, outlook, and long-term targets. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. The webcast slides will be available on our website until at least April 30, 2022. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 5081548. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data, and experiences across the enterprise. The Verint

Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close The Engagement Capacity Gap™.

Verint. The Customer Engagement Company™. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, inflation, economic instability, political unrest, armed conflicts (such as the March 2022 Russian invasion of Ukraine), natural disasters, climate change or other environmental issues, or outbreaks of disease, such as the COVID-19 pandemic, as well as the resulting impact on information technology spending by enterprises or government customers, on our business; risks that our customers delay, cancel, or refrain from placing orders, refrain from renewing subscriptions or service contracts, or are unable to honor contractual commitments or payment obligations due to liquidity issues or other challenges in their budgets and business; risks that restrictions resulting from the COVID-19 pandemic or actions taken in response to the pandemic adversely impact our operations or our ability to fulfill orders, complete implementations, or recognize revenue; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, recruiting and retention, and growth; risks associated with our ability to properly execute on our cloud transition, including increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability or costs to retain, recruit , and train qualified personnel in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increasing labor costs, applicable regulatory requirements such as vaccination mandates, or otherwise; risks that we may be unable to maintain, expand, and enable our relationships with partners as part of our growth strategy; risks associated with our reliance on cloud hosting providers and other third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts and associated procurement processes; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distractions, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy and protection, government contracts, anti-corruption, trade compliance, environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risk of security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the 2021 spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT, THE ENGAGEMENT CAPACITY GAP and THE SCIENCE OF CUSTOMER ENGAGEMENT are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue:
Recurring	$173,687	$157,054	$633,129	$575,624
Nonrecurring	60,481	68,026	241,380	254,623
Total revenue	234,168	225,080	874,509	830,247
Cost of revenue:
Recurring	44,046	35,792	156,569	139,044
Nonrecurring	33,317	34,710	124,226	130,545
Amortization of acquired technology	4,218	5,373	17,777	17,962
Total cost of revenue	81,581	75,875	298,572	287,551
Gross profit	152,587	149,205	575,937	542,696
Operating expenses:
Research and development, net	31,322	32,299	123,291	128,152
Selling, general and administrative	108,008	92,612	376,808	327,345
Amortization of other acquired intangible assets	7,061	6,461	28,995	29,777
Total operating expenses	146,391	131,372	529,094	485,274
Operating income	6,196	17,833	46,843	57,422
Other income (expense), net:
Interest income	86	244	233	1,461
Interest expense	(1,605)	(9,273)	(10,325)	(39,803)
Losses on early retirements of debt	—	—	(2,474)	(143)
Other income (expense), net	1,438	(34,355)	5,227	(60,601)
Total other expense, net	(81)	(43,384)	(7,339)	(99,086)
Income (loss) from continuing operations before provision for (benefit from) income taxes	6,115	(25,551)	39,504	(41,664)
Provision for (benefit from) income taxes	10,375	(2,839)	23,853	6,937
Net (loss) income from continuing operations	(4,260)	(22,712)	15,651	(48,601)
Net income from discontinued operations	—	4,166	—	48,494
Net (loss) income	(4,260)	(18,546)	15,651	(107)
Net income from continuing operations attributable to noncontrolling interests	363	177	1,238	1,053
Net income from discontinued operations attributable to noncontrolling interests	—	1,199	—	6,107
Net (loss) income attributable to Verint Systems Inc.	(4,623)	(19,922)	14,413	(7,267)
Dividends on preferred stock	(5,200)	(2,514)	(18,922)	(7,656)
Net loss attributable to Verint Systems Inc. common shares	$(9,823)	$(22,436)	$(4,509)	$(14,923)

Net (loss) income attributable to Verint Systems Inc. common shares:
Net loss from continuing operations attributable to Verint Systems Inc. common shares	$(9,823)	$(25,403)	$(4,509)	$(57,310)
Net income from discontinued operations attributable to Verint Systems Inc. common shares	$—	$2,967	$—	$42,387

Basic net (loss) income per common share attributable to Verint Systems Inc.:
Continuing operations	$(0.15)	$(0.39)	$(0.07)	$(0.88)
Discontinued operations	—	0.05	—	0.65
Total basic net loss per common share attributable to Verint Systems Inc.	$(0.15)	$(0.34)	$(0.07)	$(0.23)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Diluted net (loss) income per common share attributable to Verint Systems Inc.:
Continuing operations	$(0.15)	$(0.39)	$(0.07)	$(0.88)
Discontinued operations	—	0.05	—	0.65
Total diluted net loss per common share attributable to Verint Systems Inc.	$(0.15)	$(0.34)	$(0.07)	$(0.23)

Weighted-average common shares outstanding:
Basic	65,916	65,753	65,591	65,173
Diluted	65,916	65,753	65,591	65,173

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cloud Metrics
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue
SaaS revenue - GAAP	$100,685	$69,852	$322,764	$217,952
Bundled SaaS revenue - GAAP	52,396	39,345	183,035	145,962
Unbundled SaaS revenue - GAAP	48,289	30,507	139,729	71,990
Optional managed services revenue - GAAP	15,960	16,115	65,648	59,459
Cloud revenue - GAAP	$116,645	$85,967	$388,412	$277,411

Estimated SaaS revenue adjustments	$1,920	$1,545	$5,621	$9,165
Estimated bundled SaaS revenue adjustments	1,920	1,503	5,558	8,988
Estimated unbundled SaaS revenue adjustments	—	42	63	177
Estimated optional managed services revenue adjustments	81	226	512	998
Estimated cloud revenue adjustments	$2,001	$1,771	$6,133	$10,163

SaaS revenue - non-GAAP	$102,605	$71,397	$328,385	$227,117
Bundled SaaS revenue - non-GAAP	54,316	40,848	188,593	154,950
Unbundled SaaS revenue - non-GAAP	48,289	30,549	139,792	72,167
Optional managed services revenue - non-GAAP	16,041	16,341	66,160	60,457
Cloud revenue - non-GAAP	$118,646	$87,738	$394,545	$287,574

Table of New SaaS ACV
New SaaS ACV	$30,288	$21,907	$93,972	$66,155
New SaaS ACV Growth YoY	38.3%	38.8%	42.0%	33.1%

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent bookings	$92,633	$82,313	$302,112	$258,307
New perpetual license equivalent bookings change YoY	12.5%	15.2%	17.0%	(4.6)%
% of new perpetual license equivalent bookings from SaaS	60.8%	48.6%	52.6%	44.8%

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
REVENUE
Recurring revenue - GAAP	$173,687	$157,054	$633,129	$575,624
Nonrecurring revenue - GAAP	60,481	68,026	241,380	254,623
Total GAAP revenue	234,168	225,080	874,509	830,247
Recurring revenue adjustments	2,011	1,781	6,171	10,336
Nonrecurring revenue adjustments	—	—	—	—
Total revenue adjustments	2,011	1,781	6,171	10,336
Recurring revenue - non-GAAP	175,698	158,835	639,300	585,960
Nonrecurring revenue - non-GAAP	60,481	68,026	241,380	254,623
Total non-GAAP revenue	$236,179	$226,861	$880,680	$840,583

GROSS PROFIT AND GROSS MARGIN
Recurring costs	$44,046	$35,792	$156,569	$139,044
Nonrecurring costs	33,317	34,710	124,226	130,545
Amortization of acquired technology	4,218	5,373	17,777	17,962
Total GAAP cost of revenue	81,581	75,875	298,572	287,551
GAAP gross profit	152,587	149,205	575,937	542,696
GAAP gross margin	65.2%	66.3%	65.9%	65.4%
Revenue adjustments	2,011	1,781	6,171	10,336
Amortization of acquired technology	4,218	5,373	17,777	17,962
Stock-based compensation expenses	1,110	(154)	5,028	3,293
Acquisition expenses, net	169	18	340	352
Restructuring expenses	52	409	844	2,170
Separation expenses(3)	—	—	78	—
Impairment charges	—	—	—	145
Discontinued operations corporate overhead adjustment	—	1,365	—	4,675
Allocation methodology difference	—	(405)	—	(819)
Non-GAAP gross profit	$160,147	$157,592	$606,175	$580,810
Non-GAAP gross margin	67.8%	69.5%	68.8%	69.1%

RESEARCH AND DEVELOPMENT, NET
GAAP research and development, net	$31,322	$32,299	$123,291	$128,152
As a percentage of GAAP revenue	13.4%	14.4%	14.1%	15.4%
Stock-based compensation expenses	(1,816)	(8)	(7,565)	(3,918)
Acquisition expenses, net	(243)	(26)	(515)	(275)
Restructuring expenses	—	(227)	(410)	(1,376)
Separation expenses(3)	—	—	(467)	—
Other adjustments	—	(1)	—	(44)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Discontinued operations corporate overhead adjustment	—	(4,193)	—	(16,929)
Allocation methodology difference	—	1,911	—	7,436
Non-GAAP research and development, net	$29,263	$29,755	$114,334	$113,046
As a percentage of non-GAAP revenue	12.4%	13.1%	13.0%	13.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
GAAP selling, general and administrative expenses	$108,008	$92,612	$376,808	$327,345
As a percentage of GAAP revenue	46.1%	41.1%	43.1%	39.4%
Stock-based compensation expenses	(11,250)	(5,810)	(52,672)	(37,989)
Acquisition expenses, net	(2,080)	(2,851)	(9,561)	(2,787)
Restructuring expenses	(3,582)	(940)	(4,761)	(3,555)
Separation expenses(3)	(1,740)	—	(12,391)	—
Accelerated lease costs	(7,771)	(2,215)	(9,794)	(2,400)
Impairment charges	(1,263)	—	(1,636)	—
Other adjustments	(759)	(279)	(1,371)	467
Discontinued operations corporate overhead adjustment	—	(8,164)	—	(29,292)
Allocation methodology difference	—	(1,571)	—	(5,530)
Non-GAAP selling, general and administrative expenses	$79,563	$70,782	$284,622	$246,259
As a percentage of non-GAAP revenue	33.7%	31.2%	32.3%	29.3%

OPERATING INCOME AND OPERATING MARGIN
GAAP operating income	$6,196	$17,833	$46,843	$57,422
GAAP operating margin	2.6%	7.9%	5.4%	6.9%
Revenue adjustments	2,011	1,781	6,171	10,336
Amortization of acquired technology	4,218	5,373	17,777	17,962
Amortization of other acquired intangible assets	7,061	6,461	28,995	29,777
Stock-based compensation expenses	14,176	5,664	65,265	45,200
Acquisition expenses, net	2,492	2,895	10,416	3,414
Restructuring expenses	3,634	1,576	6,015	7,101
Separation expenses(3)	1,740	—	12,936	—
Accelerated lease costs	7,771	2,215	9,794	2,400
Impairment charges	1,263	—	1,636	145
Other adjustments	759	280	1,371	(423)
Discontinued operations corporate overhead adjustment	—	13,722	—	50,896
Allocation methodology difference	—	(745)	—	(2,725)
Non-GAAP operating income	$51,321	$57,055	$207,219	$221,505
Non-GAAP operating margin	21.7%	25.1%	23.5%	26.4%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net
GAAP other expense, net	$(81)	$(43,384)	$(7,339)	$(99,086)
Unrealized losses on derivatives, net	—	357	14,305	1,115
Amortization of convertible note discount	—	3,263	—	12,883
Expenses and losses on debt modification or retirement	—	—	2,474	1,462
Change in fair value of future tranche right	—	33,312	(15,810)	56,146
Acquisition expenses (benefit), net	5	14	(3,465)	142
Other adjustments	(1,168)	—	(1,168)	—
Non-GAAP other expense, net(1)	$(1,244)	$(6,438)	$(11,003)	$(27,338)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Table of Reconciliation from GAAP Provision for (Benefit from) Income Taxes to Non-GAAP Provision for Income Taxes
GAAP provision for (benefit from) income taxes	$10,375	$(2,839)	$23,853	$6,937
GAAP effective income tax rate	169.7%	11.1%	60.4%	(16.6)%
Non-GAAP tax adjustments	(4,355)	7,052	(2,287)	9,225
Non-GAAP provision for income taxes	$6,020	$4,213	$21,566	$16,162
Non-GAAP effective income tax rate	12.0%	8.3%	11.0%	8.3%

Table of Reconciliation from GAAP Net Loss from Continuing Operations Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income from Continuing Operations Attributable to Verint Systems Inc. Common Shares
GAAP net loss from continuing operations attributable to Verint Systems Inc. common shares	$(9,823)	$(25,403)	$(4,509)	$(57,310)
Revenue adjustments	2,011	1,781	6,171	10,336
Amortization of acquired technology	4,218	5,373	17,777	17,962
Amortization of other acquired intangible assets	7,061	6,461	28,995	29,777
Stock-based compensation expenses	14,176	5,664	65,265	45,200
Unrealized losses on derivatives, net	—	357	14,305	1,115
Amortization of convertible note discount	—	3,263	—	12,883
Expenses and losses on debt modification or retirement	—	—	2,474	1,462
Change in fair value of future tranche right	—	33,312	(15,810)	56,146
Acquisition expenses, net	2,497	2,909	6,951	3,556
Restructuring expenses	3,634	1,576	6,015	7,101
Separation expenses(3)	1,740	—	12,936	—
Accelerated lease costs	7,771	2,215	9,794	2,400
Impairment charges	1,263	—	1,636	145
Other adjustments	(409)	280	203	(423)
Discontinued operations corporate overhead adjustment	—	13,722	—	50,896
Allocation methodology difference	—	(745)	—	(2,725)
Non-GAAP tax adjustments	4,355	(7,052)	2,287	(9,225)
Dividends, reversed due to assumed conversion of preferred stock(4)	5,200	2,514	18,922	7,656
Total adjustments	53,517	71,630	177,921	234,262
Non-GAAP net income from continuing operations attributable to Verint Systems Inc. common shares	$43,694	$46,227	$173,412	$176,952

Table Comparing GAAP Diluted Net Loss from Continuing Operations Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income from Continuing Operations Per Common Share Attributable to Verint Systems Inc.
GAAP diluted net loss from continuing operations per common share attributable to Verint Systems Inc.	$(0.15)	$(0.39)	$(0.07)	$(0.88)
Non-GAAP diluted net income from continuing operations per common share attributable to Verint Systems Inc.(4)	$0.57	$0.65	$2.28	$2.57

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
GAAP weighted-average shares used in computing diluted net loss from continuing operations per common share attributable to Verint Systems Inc.	65,916	65,753	65,591	65,173
Additional weighted-average shares applicable to non-GAAP diluted net income from continuing operations per common share attributable to Verint Systems Inc.	10,657	4,846	10,419	3,654
Non-GAAP diluted weighted-average shares used in computing net income from continuing operations per common share attributable to Verint Systems Inc.(4)	76,573	70,599	76,010	68,827

Table of Reconciliation from GAAP Net (Loss) Income from Continuing Operations to Adjusted EBITDA
GAAP net (loss) income from continuing operations	$(4,260)	$(22,712)	$15,651	$(48,601)
As a percentage of GAAP revenue	(1.8)%	(10.1)%	1.8%	(5.9)%
Provision for (benefit from) income taxes	10,375	(2,839)	23,853	6,937
Other expense, net	81	43,384	7,339	99,086
Depreciation and amortization(2)	17,883	18,520	72,579	74,993
Revenue adjustments	2,011	1,781	6,171	10,336
Stock-based compensation expenses	14,176	5,664	65,265	45,200
Acquisition expenses, net	2,492	2,895	10,416	3,414
Restructuring expenses	3,596	1,576	5,951	7,101
Separation expenses(3)	1,740	—	12,569	—
Accelerated lease costs	7,771	2,215	9,794	2,400
Impairment charges	1,263	—	1,636	145
Other adjustments	759	280	1,371	(423)
Discontinued operations corporate overhead adjustment	—	13,722	—	50,896
Allocation methodology difference	—	(745)	—	(2,725)
Adjusted EBITDA	$57,887	$63,741	$232,595	$248,759
As a percentage of non-GAAP revenue	24.5%	28.1%	26.4%	29.6%

Table of Reconciliation from Gross Debt to Net Debt	January 31, 2022	January 31, 2021
Current maturities of long-term debt	$—	$386,713
Long-term debt	406,954	402,781
Unamortized debt discounts and issuance costs	8,046	7,518
Gross debt	415,000	797,012
Less:
Cash and cash equivalents	358,805	585,273
Restricted cash and cash equivalents, and restricted bank time deposits	6	15
Short-term investments	765	46,300
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	55,424	165,424
Long-term restricted cash, cash equivalents, time deposits and investments	409	651
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$55,015	$164,773

(1) For the three months ended January 31, 2022, non-GAAP other expense, net of $1.2 million was comprised of $1.3 million of interest and other expense, net of $0.1 million of foreign exchange gains primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

(3) For the three months and year ended January 31, 2021, separation expenses are considered part of discontinued operations and are, therefore, not included in the reported results from continuing operations.

(4) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in all periods presented.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Revenue and Gross Profit
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Table of Reconciliation from GAAP Recurring and Nonrecurring Revenue to Non-GAAP Recurring and Nonrecurring Revenue
Recurring revenue - GAAP	$173,687	$157,054	$633,129	$575,624
Cloud revenue - GAAP	116,645	85,967	388,412	277,411
Support revenue - GAAP	57,042	71,087	244,717	298,213
Nonrecurring revenue - GAAP	$60,481	$68,026	$241,380	$254,623
Perpetual revenue - GAAP	35,970	42,025	138,078	141,840
Professional services revenue - GAAP	24,511	26,001	103,302	112,783
Total revenue - GAAP	$234,168	$225,080	$874,509	$830,247

Estimated recurring revenue adjustments	$2,011	$1,781	$6,171	$10,336
Estimated cloud revenue adjustments	2,001	1,771	6,133	10,163
Estimated support revenue adjustments	10	10	38	173
Estimated nonrecurring revenue adjustments	$—	$—	$—	$—
Estimated perpetual revenue adjustments	—	—	—	—
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$2,011	$1,781	$6,171	$10,336

Recurring revenue - non-GAAP	$175,698	$158,835	$639,300	$585,960
Cloud revenue - non-GAAP	118,646	87,738	394,545	287,574
Support revenue - non-GAAP	57,052	71,097	244,755	298,386
Nonrecurring revenue - non-GAAP	$60,481	$68,026	$241,380	$254,623
Perpetual revenue - non-GAAP	35,970	42,025	138,078	141,840
Professional services revenue - non-GAAP	24,511	26,001	103,302	112,783
Total revenue - non-GAAP	$236,179	$226,861	$880,680	$840,583

Table of Reconciliation from GAAP Recurring Gross Profit to Non-GAAP Recurring Gross Profit
GAAP recurring revenue	$173,687	$157,054	$633,129	$575,624
GAAP recurring costs	44,046	35,792	156,569	139,044
GAAP recurring gross profit	129,641	121,262	476,560	436,580
GAAP recurring gross margin	74.6%	77.2%	75.3%	75.8%

Recurring revenue adjustments	2,011	1,781	6,171	10,336
Recurring stock-based compensation expenses	468	(212)	1,999	1,109
Recurring acquisition expenses, net	37	15	117	146
Recurring restructuring expenses	52	100	531	1,002
Recurring separation expenses(1)	—	—	32	—
Recurring impairment charges	—	—	—	—
Recurring discontinued operations corporate overhead adjustment	—	176	—	973
Recurring allocation methodology difference	—	179	—	590
Non-GAAP recurring gross profit	$132,209	$123,301	$485,410	$450,736

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2022	2021	2022	2021
Non-GAAP recurring gross margin	75.2%	77.6%	75.9%	76.9%

Table of Reconciliation from GAAP Nonrecurring Gross Profit to Non-GAAP Nonrecurring Gross Profit
GAAP nonrecurring revenue	$60,481	$68,026	$241,380	$254,623
GAAP nonrecurring costs	33,317	34,710	124,226	130,545
GAAP nonrecurring gross profit	27,164	33,316	117,154	124,078
GAAP nonrecurring gross margin	44.9%	49.0%	48.5%	48.7%

Nonrecurring revenue adjustments	—	—	—	—
Nonrecurring stock-based compensation expenses	642	58	3,029	2,184
Nonrecurring acquisition expenses, net	132	3	223	206
Nonrecurring restructuring expenses	—	309	313	1,168
Nonrecurring separation expenses(1)	—	—	46	—
Nonrecurring impairment charges	—	—	—	145
Nonrecurring discontinued operations corporate overhead adjustment	—	1,189	—	3,702
Nonrecurring allocation methodology difference	—	(584)	—	(1,409)
Non-GAAP nonrecurring gross profit	$27,938	$34,291	$120,765	$130,074
Non-GAAP nonrecurring gross margin	46.2%	50.4%	50.0%	51.1%

(1) For the three months and year ended January 31, 2021, separation expenses are considered part of discontinued operations and are, therefore, not included in the reported results from continuing operations.

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Revenue for the three months and year ended January 31, 2021	$225,080	$830,247	$226,861	$840,583
Revenue for the three months and year ended January 31, 2022	$234,168	$874,509	$236,179	$880,680
Revenue for the three months and year ended January 31, 2022 at constant currency(1)	$235,000	$865,000	$237,000	$871,000
Reported period-over-period revenue growth	4.0%	5.3%	4.1%	4.8%
% impact from change in foreign currency exchange rates	0.4%	(1.1)%	0.4%	(1.2)%
Constant currency period-over-period revenue growth	4.4%	4.2%	4.5%	3.6%

(1) Revenue for the three months and year ended January 31, 2022 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2021 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$358,805	$585,273
Restricted cash and cash equivalents, and restricted bank time deposits	6	15
Short-term investments	765	46,300
Accounts receivable, net of allowance for doubtful accounts of $1.3 million and $1.6 million, respectively	193,831	206,157
Contract assets, net	42,688	36,716
Inventories	5,337	5,541
Prepaid expenses and other current assets	53,746	42,814
Current assets of discontinued operations	—	354,926
Total current assets	655,178	1,277,742
Property and equipment, net	64,090	69,090
Operating lease right-of-use assets	35,433	57,849
Goodwill	1,353,421	1,327,407
Intangible assets, net	118,254	143,744
Long-term deferred income taxes	8,091	7,287
Other assets	126,638	97,224
Long-term assets of discontinued operations	—	280,952
Total assets	$2,361,105	$3,261,295

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$39,501	$35,463
Accrued expenses and other current liabilities	168,694	211,517
Current maturities of long-term debt	—	386,713
Contract liabilities	271,271	261,033
Current liabilities of discontinued operations	—	268,713
Total current liabilities	479,466	1,163,439
Long-term debt	406,954	402,781
Long-term contract liabilities	15,872	16,502
Operating lease liabilities	28,457	56,712
Long-term deferred income taxes	17,460	32,991
Other liabilities	21,996	42,719
Long-term liabilities of discontinued operations	—	58,118
Total liabilities	970,205	1,773,262
Commitments and Contingencies
Temporary Equity:
Preferred Stock - $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at January 31, 2022 and January 31, 2021, respectively; aggregate liquidation preference and current redemption value of $206,067 and $206,067 at January 31, 2022 and January 31, 2021, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at January 31, 2022; no shares issued and outstanding at January 31, 2021; aggregate liquidation preference and current redemption value of $206,067 at January 31, 2022.	235,693	—
Equity component of currently redeemable convertible notes	—	4,841
Total temporary equity	436,321	205,469
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 66,211,000 and 70,177,000; outstanding 66,211,000 and 65,773,000 shares at January 31, 2022 and January 31, 2021, respectively	66	70
Additional paid-in capital	1,125,152	1,726,166

	January 31,
(in thousands, except share and per share data)	2022	2021
Treasury stock, at cost - 0 and 4,404,000 shares at January 31, 2022 and January 31, 2021, respectively	—	(208,124)
Accumulated deficit	(54,509)	(113,797)
Accumulated other comprehensive loss	(118,515)	(136,878)
Total Verint Systems Inc. stockholders' equity	952,194	1,267,437
Noncontrolling interests	2,385	15,127
Total stockholders' equity	954,579	1,282,564
Total liabilities, temporary equity, and stockholders' equity	$2,361,105	$3,261,295

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$15,651	$(107)
(Income) from discontinued operations, net of income taxes	—	(48,494)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	75,449	85,380
Provision for credit losses	1,396	1,959
Stock-based compensation, excluding cash-settled awards	65,246	45,208
Change in fair value of future tranche right	(15,810)	56,146
Amortization of discount on convertible notes	—	12,883
Benefit from deferred income taxes	(11,323)	(1,398)
Non-cash losses on derivative financial instruments, net	14,374	1,267
Losses on early retirements of debt	2,474	143
Other non-cash items, net	7,416	(1,804)
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	11,712	(3,896)
Contract assets	(6,391)	(63)
Inventories	(713)	599
Prepaid expenses and other assets	(33,107)	(28,166)
Accounts payable and accrued expenses	(1,772)	33,380
Contract liabilities	7,820	5,438
Other liabilities	(2,321)	534
Other, net	4,553	644
Net cash provided by operating activities — continuing operations	134,654	159,653
Net cash (used in) provided by operating activities — discontinued operations	(9,055)	94,193
Net cash provided by operating activities	125,599	253,846

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(57,024)	—
Purchases of property and equipment	(16,962)	(14,035)
Purchases of investments	(751)	(102,531)
Maturities and sales of investments	46,299	69,763
Settlements of derivative financial instruments not designated as hedges	(69)	(54)
Cash paid for capitalized software development costs	(7,560)	(7,312)
Change in restricted bank time deposits, including long-term portion	107	154
Other investing activities	60	—
Net cash used in investing activities — continuing operations	(35,900)	(54,015)
Net cash provided by investing activities — discontinued operations	—	16,772
Net cash used in investing activities	(35,900)	(37,243)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and future tranche right, net of issuance costs	198,731	197,254
Proceeds from borrowings	315,000	155,000
Repayments of borrowings and other financing obligations	(313,354)	(207,165)
Payments to repurchase convertible notes	—	(13,032)
Settlement of 2014 Notes	(386,887)	—
Purchases of capped calls	(41,060)	—
Payments of equity issuance, debt issuance, and other debt-related costs	(10,708)	(2,287)
Distributions paid to noncontrolling interest	(1,110)	(5,414)
Purchases of treasury stock and common stock for retirement	(75,955)	(36,836)
Preferred stock dividend payments	(12,856)	(1,589)

	Year Ended January 31,
(in thousands)	2022	2021
Payment for termination of interest rate swap	(16,502)	—
Net cash transferred to Cognyte Software Ltd.	(114,657)	—
Dividend and other settlements received from Cognyte Software Ltd.	38,280	—
Payments of deferred purchase price and contingent consideration for business combinations (financing portion) and other financing activities	(9,045)	(9,121)
Net cash (used in) provided by financing activities — continuing operations	(430,123)	76,810
Net cash used in financing activities — discontinued operations	—	(4,877)
Net cash (used in) provided by financing activities	(430,123)	71,933
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(841)	(60)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(341,265)	288,476
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	700,133	411,657
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$358,868	$700,133

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of year to the consolidated balance sheets:
Cash and cash equivalents	$358,805	$663,843
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	6	25,910
Restricted cash and cash equivalents included in other assets	57	10,380
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$358,868	$700,133

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income from continuing operations attributable to Verint Systems Inc. common shares, non-GAAP diluted net income from continuing operations per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA margins, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures for periods prior to February 1, 2021 exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion were required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflected the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we were required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. Effective with the February 1, 2021 adoption of Accounting Standards Update ("ASU") 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, we no longer record the conversion feature of our convertible senior notes in equity. Instead, we combined the previously separated equity component with the liability component, which together is classified as debt, thereby eliminating the subsequent amortization of the debt discount as interest expense.

Expenses and losses on debt modification or retirement. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Change in fair value of future tranche right. On December 4, 2019, we entered into an Investment Agreement with an affiliate of Apax Partners (the “Apax Investor”), whereby the Apax Investor agreed to make an investment in us of up to $400.0 million of convertible preferred stock. In connection with the Apax Investor’s first $200.0 million investment on May 7, 2020 (for 200,000 shares of Series A Preferred Stock), we determined that our obligation to issue, and the Apax Investor’s obligation to purchase the Series B Preferred Stock in connection with the completion of the spin-off of Cognyte Software Ltd. (our former Cyber Intelligence Solutions business) and other customary closing conditions (the “Future Tranche Right”) met the definition of a freestanding financial instrument. This Future Tranche Right was reported at fair value as an asset or liability on our consolidated balance sheet and was remeasured at fair value each reporting period until the settlement of the right at the time of issuance of the Series B Preferred Stock, which occurred on April 6, 2021. Changes in its fair value were recognized as a non-cash charge or benefit within other income (expense), net on the condensed consolidated statement of operations. We excluded this change in fair value of the Future Tranche Right from our non-GAAP financial measures because it is unusual in nature, can vary significantly in amount, and is unrelated to our ongoing operations.

Acquisition expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in Accelerated lease costs), certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On February 1, 2021, we completed the previously announced spin-off of Cognyte Software Ltd., whose business and operations consist of our former Cyber Intelligence Solutions business. We have incurred significant expenses in connection with the spin-off, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Accelerated lease costs. We exclude accelerated facility costs due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model. In connection with these facility lease exits, we incur accelerated lease expense. We exclude these charges because they are not reflective of our ongoing business and operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), IT infrastructure costs and other charges associated with modifying the workplace, rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Discontinued operations corporate overhead adjustment. These amounts represent general corporate overhead costs related to executive management, finance, legal, information technology, and other shared services functions that were historically allocated to Cognyte, but are not permitted to be included in discontinued operations under GAAP guidelines as they represent indirect expenses of Cognyte.

Allocation methodology difference. These amounts are the result of presenting our former Cyber Intelligence Solutions business on a discontinued operations basis for quarters previously reported due to the completion of the spin-off on February 1, 2021. This adjustment represents the difference between the allocation of shared corporate support expenses under GAAP guidelines for reporting discontinued operations compared to management’s previously estimated allocations of those shared corporate support expenses.

Non-GAAP income tax adjustments. We exclude our GAAP provision for (benefit from) income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2022 is 11% and was 8% for the year ended January 31, 2021. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of cloud revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, and training.

Cloud revenue primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software bookings growth. We calculate new perpetual license equivalent bookings by adding to perpetual licenses an amount equal to New SaaS ACV bookings multiplied by a conversion factor that normalizes the mix of bundled and unbundled SaaS and perpetual bookings in a given period. The conversion factor used is based on our order mix and may change from period to period. Management uses perpetual license equivalent bookings to understand our performance, including our software bookings growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.